Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Energy and Power Fund Provides Overview of Results for Fiscal 2011

PHILADELPHIA, PA, April 4, 2012 – FS Energy and Power Fund (“FSEP”), a business development company focused primarily on investing in the debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry, provides an overview of its operating results for the year ended December 31, 2011.

Financial Highlights

•	As of March 29, 2012, FSEP has raised total gross proceeds of approximately $142.2 million, including approximately $20.0 million raised from common shares sold pursuant to a private placement to certain members of FSEP's board of trustees and individuals and entities affiliated with FSEP's investment adviser and investment sub-adviser, GSO Capital Partners LP (“GSO”).

•		For the year ended December 31, 2011, FSEP generated:

	•	Total GAAP basis net investment income of approximately $653,000, or $0.16 per share; and

	•	Total net realized gain on investments (including on its total return swap financing arrangement) of approximately $376,000, or $0.09 per share.

•		For the period from July 18, 2011 (Inception) through December 31, 2011, FSEP paid cash distributions to investors totaling approximately $0.28 per share.

Recent Notable Announcements

•
Due to strong performance of the portfolio, FSEP has raised its public offering price twice in 2012. On January 13, 2012, FSEP increased its public offering price from $9.95 per share to $10.00 per share and on February 29, 2012, FSEP again increased its public offering price from $10.00 per share to $10.05 per share.

As previously announced, FSEP held its fourth quarter investor update conference call on April 4, 2012 on which it discussed the results for the year ended December 31, 2011. An audio archive of the call is available for replay for a period of 30 days from the date of the call, and the link to the audio archive can be found under the “Investor Relations” section of FSEP’s website (www.fsenergyandpowerfund.com).

Other Information

The information in this press release is summary information only and should be read in conjunction with FSEP’s Annual Report on Form 10-K for the year ended December 31, 2011, which FSEP filed with the Securities and Exchange Commission (“SEC”) on March 30, 2012, as well as FSEP’s other reports filed with the SEC. A copy of FSEP’s Annual Report on Form 10-K for the year ended December 31, 2011 and FSEP’s other reports filed with the SEC can be found on FSEP’s website at www.fsenergyandpowerfund.com and the SEC’s website at www.sec.gov.

Forward-Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to the future performance of FSEP.  Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the SEC.  FSEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About FS Energy and Power Fund

FSEP, the second investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered, non-traded business development company. FSEP focuses primarily on investing in the debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry. FSEP’s investment objective is to generate current income and long-term capital appreciation. FSEP is managed by FS Investment Advisor, LLC and is sub-advised by GSO.  GSO, with approximately $37.0 billion in assets under management as of December 31, 2011, is the credit platform of The Blackstone Group L.P. For more information, please visit www.fsenergyandpowerfund.com.

About Franklin Square Capital Partners

Franklin Square is a national sponsor and distributor of alternative investment products structured for the mainstream investor. Founded in 2007 by an experienced group of alternative investment industry professionals, Franklin Square’s goal is to bring the benefits of an institutional-class investment portfolio to investors through exposure to innovative alternative investment products managed by what it deems to be best-in-class alternative asset managers. Franklin Square believes that institutional investment portfolios, with their access to the strong return potential and diversifying power of alternative assets, are better-suited to manage risk and generate above-market returns than their traditional counterparts. Franklin Square is committed to best practices and transparency, including a commitment to not fund distributions with offering proceeds or borrowings, mark-to-market pricing and a significant sponsor investment in its products. Franklin Square distributes its sponsored financial products to the broker-dealer community through its affiliated wholesaling broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.